Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

HouseValues, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/    KPMG LLP

Seattle, Washington

October 7, 2004